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                                                                      EXHIBIT 23


                        Consent of Independent Auditors

We consent to the reference to our firm under "Item 6. Selected Financial Data" and to the incorporation by reference in the Registration Statements (Form S-8 No. 33-17642, Form S-8 No. 33-45131, Form S-8 No. 33-45132, Form S-8 No.
33-62863, Form S-8 No. 33-64860, Form S-8 No. 33-72494, Form S-8 No. 33-77586,
Form S-8 No. 33-77590, Form S-8 No. 333-74873, Form S-8 No. 333-68103, Form S-3
No. 33-85898, Form S-4 No. 333-79839 and Form S-8 333-89127) of
InterVoice-Brite, Inc. and subsidiaries of our report dated April 3, 2001, with respect to the consolidated financial statements and schedule of InterVoice-Brite, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 28, 2001.


                                                               ERNST & YOUNG LLP

Dallas, Texas
May 15, 2001